EXHIBIT 4.1A

INCORPORATED UNDER THE LAWS OF THE STATE OF
Florida
NUMBER		SHARES
___	SEMORAN FINANCIAL CORPORATION	____

series a preferred stock

authorized SERIES A preferred stock - 100,000 shares
NO par value

THIS CERTIFIES THAT    ________________________________________
IS THE RECORD HOLDER OF ________________________________ SHARES

of Series A Preferred Stock of SEMORAN FINANCIAL CORPORATION, transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.

          Witness the seal of the Corporation and the signatures of its duly authorized officers.

Dated:
_________________________________ Chairman	_________________________________ Secretary

The rights and limitations of the holder of the shares evidenced by this certificate are as more particularly set forth on that certain Certificate of Designation of Series A Preferred Stock of Semoran Financial Corporation dated March 21, 2007, issued by Semoran Financial Corporation and held in the official corporate minute book at the corporate offices of Semoran Financial Corporation.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM - as Tenants in common TEN ENT - as tenants by the entireties JT TEN - as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT - ____ Custodian ___ (Cust) (Minor) under Uniform Gifts to Minors Act _________ (State)

Additional abbreviations may also be used through not in the above list.

For Value Received, _________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

___________________________________________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CONE, OF ASSIGNEE)

___________________________________________________________________________________

___________________________________________________________________________________

_____________________________________________________________________________Shares

of the capital stock represented by the within certificate, and do hereby irrevocably constitute and appoint

___________________________________________________________________________ Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated _____________________

___________________________________________________________________________________
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT
ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER

NOTICE SIGNATURE GUARANTEED:

SIGNATURE(S) MUST BE GUARANTEED BY A FIRM WHICH IS A MEMBER OF A REGISTERED NATIONAL STOCK EXCHANGE, OR BY A BANK (OTHER THAN A SAVINGS BANK), OR A TRUST COMPANY. THE GUARANTEEING FIRM MUST BE A MEMBER OF THE MEDALLION GUARANTEE PROGRAM.

          TRANSFER FEE WILL APPLY

ó ó ó FOR MEDALLION GUARANTEE USE ONLYó ó ó

The rights and limitations of the holder of the shares evidenced by this certificate are as more particularly set forth on that certain Certificate of Designation of Series A Preferred Stock of Semoran Financial Corporation dated March 21, 2007, issued by Semoran Financial Corporation and held in the official corporate minute book at the corporate offices of Semoran Financial Corporation.